UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2014

PARSLEY ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36463	46-4314192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

221 W. 6th Street, Suite 750

Austin, Texas 78701

(Address of Principal Executive Offices)

(Zip Code)

(512) 515-5100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.	Completion of Acquisition or Disposition of Assets.

On September 30, 2014, Parsley Energy, Inc. (the “Company”), through its wholly-owned subsidiary, Parsley Energy, L.P., completed the previously announced acquisition (the “Acquisition”) contemplated by the purchase and sale agreement, dated August 19, 2014 (the “Purchase Agreement”) with Cimarex Energy Co. Pursuant to the Purchase Agreement, the Company acquired certain producing oil and gas properties and undeveloped acreage in Reagan County, Texas for approximately $242 million, subject to customary post-closing adjustments.

The purchase price was determined based on arm’s length negotiations. Prior to the Acquisition, there were no material relationships between Cimarex Energy Co., on the one hand, and the Company or any of its affiliates, directors, officers, or any associate of such directors or officers, on the other hand.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated August 19, 2014, between Cimarex Energy Co. and Parsley Energy, L.P. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, File No. 001-36463, filed with the Securities and Exchange Commission on August 25, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARSLEY ENERGY, INC.

By:	/s/ Colin W. Roberts
Colin W. Roberts
Vice President—General Counsel and Secretary

Dated: October 1, 2014

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated August 19, 2014, between Cimarex Energy Co. and Parsley Energy, L.P. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, File No. 001-36463, filed with the Securities and Exchange Commission on August 25, 2014).

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